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                                                                   EXHIBIT 11.01



EARNINGS (LOSS) PER COMMON SHARE

The following table sets forth the computations of earnings (loss) per common share:


                                                                                              THREE MONTHS ENDED
                                                                                   ----------------------------------------
                                                                                     3/31/98                   3/31/99
                                                                                   ----------------------------------------
Net Loss                                                                             ($13,037)                    ($80,427)
                                                                                   ===========              ===============


Basic loss per share:
         Weighted average shares outstanding                                          N/A                       32,477,995
                                                                                                            ===============

Basic loss per share                                                                  N/A                           ($2.48)
                                                                                                            ===============


Pro forma net income (loss) before extraordinary item                                ($10,385)                        $207
Extraodinary item                                                                       1,489
                                                                                   -----------              ---------------
Net income (loss)                                                                    ($11,874)                        $207
                                                                                   ===========              ===============

Pro forma basic earnings (loss) per share:
         Weighted average shares outstanding                                       21,534,000                   32,477,995
                                                                                   ===========              ===============

         Basic earnings (loss) per share before extraodinary item                      ($0.48)                       $0.01
         Extraodinary item                                                               0.07
                                                                                   -----------              ---------------
         Basic earnings (loss) per share                                               ($0.55)                       $0.01
                                                                                   ===========              ===============

Pro forma diluted earnings (loss) per share:

         Weighted average shares outstanding                                       21,534,000                   32,477,995
         Effect of dilutive options                                                                                324,875
                                                                                   -----------              ---------------
         Shares applicable to diluted earnings (loss) per share                    21,534,000                   32,802,870
                                                                                   ===========              ===============

         Diluted earnings (loss) per share before extraodinary item                    ($0.48)                       $0.01
         Extraodinary item                                                              $0.07
                                                                                   -----------              ---------------
         Diluted earnings (loss) per share                                             ($0.55)                       $0.01
                                                                                   ===========              ===============